UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2021

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2021, Fluent, Inc. (the "Company” or “Fluent”) announced changes to its leadership and management team to place greater focus on the Company’s strategic growth initiatives. The changes will serve to better align management, executives and business resources to deliver rewarding experiences between brands and consumers and execute on the Company's growth strategies. These changes, described in more detail below, occurred on June 30, 2021 and took effect on July 1, 2021.

Donald Patrick

Donald Patrick, age 60, was appointed Interim Chief Executive Officer, resigning his role as the Company’s Chief Operating Officer, a position he has held since March 2018. Mr. Patrick joined wholly owned subsidiary Fluent, LLC as its Chief Operating Officer in January 2018. Previously, Mr. Patrick served as Chief Executive Officer of Seneca One Finance, Inc., a specialty consumer finance company, from 2014 to 2017. From 2011 to 2013, he served as President of Infogroup Marketing Services, a business unit of InfoGROUP, Inc. Before that, Mr. Patrick served as Chief Operating Officer of Merkle from 1997 to 2010. He graduated with an MBA from the University of Chicago and a B.A. from St. Lawrence University.

Ryan Schulke

Ryan Schulke, age 38, resigned as Chief Executive Officer of the Company and was appointed Chief Strategy Officer of the Company. Mr. Schulke, who has also served as a director of the Company since December 2015, was also appointed as Chairman of the Board of Directors. Mr. Schulke co-founded Fluent, LLC in 2010 and has served as Chief Executive Officer of Fluent, LLC since its inception. Before merging with the Company in December 2015, Fluent, LLC was privately held. Mr. Schulke has served as Chief Executive Officer of the Company since March 2018. Prior to founding Fluent, LLC, Mr. Schulke served as Media Director of Clash Media, a global digital advertising network. Mr. Schulke earned a Bachelor of Communications Arts from Marymount Manhattan College.

Matthew Conlin

Matthew Conlin, age 38, resigned as President of the Company and was appointed Chief Customer Officer of the Company. Mr. Conlin will also continue as a director of the Company. Together with Mr. Schulke, Mr. Conlin co-founded Fluent, LLC in 2010 and has served as President of Fluent, LLC since its inception. Before founding Fluent, LLC, Mr. Conlin served as Sales Director, U.S. of Clash Media, a global digital advertising network. Mr. Conlin earned a Bachelor of Science in Marketing from St. John’s University.

There are no family relationships between any of Messrs. Patrick, Schulke or Conlin and any director or executive officer of the Company, and none of Messrs. Patrick, Schulke or Conlin have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each of Messrs. Patrick, Schulke and Conlin continue to serve under the terms of their prior employments with the Company described in the Company’s proxy statement filed with the SEC on April 30, 2021 for the 2021 Annual Meeting of Stockholders.

Item 7.01 Regulation FD Disclosure.

On July 6, 2021, the Company issued a press release announcing these executive changes. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

July 6, 2021	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Interim Chief Executive Officer